Glu Welcomes Academy Award-Winning Producer Darla Anderson to Board of Directors

San Francisco, Calif. – March 5, 2019 – Glu Mobile Inc. (NASDAQ: GLUU), a leading developer and publisher of mobile games, today announced the appointment of Darla Anderson, Oscar award-winning producer of Coco, to the company’s Board of Directors. A 25-year veteran of Pixar Animation Studios, Anderson recently signed a development and production deal with Netflix. She brings a proven track record in successfully producing high-caliber entertainment projects. As Glu looks to continue building world-class growth games, Anderson is uniquely qualified to offer her creative expertise in developing engaging and unique experiences to delight audiences.

“I am thrilled to welcome Darla to Glu’s Board of Directors,” said Nick Earl, Glu Mobile President & CEO. “Her deep experience at Pixar and now Netflix makes her a great partner for Glu and the company’s focus on developing and launching world-class, creative growth games. Our team looks forward to leveraging her expertise to help Glu continue to deliver stellar experiences for our players.”

“Mobile gaming is a rapidly growing market and an exciting part of the larger digital entertainment space that I’ve been a part of for many years” said Darla Anderson. “I look forward to working closely with Nick and the team at Glu and contributing to the company’s bright future.”

“Darla brings a creative edge to the existing leadership of Glu’s Board of Directors,” said Greg Brandeau, Chairman of Glu’s Nominating & Governance Committee. “During her time at Pixar, Darla worked tirelessly to create environments that fostered creativity and where teams felt empowered to take bold risks. I am confident that she will bring similar values and tenacity to Glu.”

Prior to her current role at Netflix, the Academy Award® winner joined Pixar Animation Studios in 1993, where she worked as a prolific and renowned producer until 2018. For over 25 years, her producing talents have contributed to some of the world’s most beloved and acclaimed animated feature films, including “A Bug’s Life,” “Monsters, Inc.,” the Golden Globe®-winning “Cars” and Academy Award®-winning “Toy Story 3.” The Producers Guild of America and the Academy Awards recognized Anderson’s work on “Toy Story 3” with a nomination for Best Picture.

Anderson most recently produced Disney•Pixar’s “Coco,” for which she earned the Oscar® for Best Animated Feature. In her capacity as the film’s producer Anderson, along with director Lee Unkrich, innovated a new filmmaking paradigm at Pixar which not only elevated the voices of Mexican and Mexican American creatives, production staff, and cultural historians but also established a new creative process, which partnered filmmakers, production staff, marketing and consumer product development with Mexican cultural experts early in the filmmaking process. Anderson’s work on “Coco” also earned her a Golden Globe® win.

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Cautions Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” related to the business of Glu Mobile Inc., including statements that as Glu looks to continue building world-class growth games, Ms. Anderson is uniquely qualified to offer her creative expertise in developing engaging and unique experiences to delight audiences; our team looks forward to leveraging her expertise to help Glu continue to deliver stellar experiences for our players; mobile gaming is a rapidly growing market; and that Ms. Anderson looks forward to working closely with Nick and the team at Glu and contributing to the company’s bright future. Such forward-looking statements involve known and unknown risks and uncertainties, including, but not limited to, the risk that we do not realize the expected benefits from Ms. Anderson’s election to Glu’s Board of Directors; the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; and the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the SEC. Glu is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile
Glu Mobile (NASDAQ: GLUU) is a leading creator of mobile games. Founded in 2001, Glu is headquartered in San Francisco with additional locations in San Mateo, Toronto and Hyderabad. With a history spanning over a decade, Glu’s culture is rooted in taking smart risks and fostering creativity to deliver world-class interactive experiences for our players. Glu’s diverse portfolio features top-grossing and award-winning original and licensed IP titles including, Cooking DASH, Covet Fashion, Deer Hunter, Design Home, MLB Tap Sports Baseball and Kim Kardashian: Hollywood available worldwide on various platforms including the App Store and Google Play. For more information, visit www.glu.com or follow Glu on Twitter, Facebook and Instagram.

Cooking DASH, Covet Fashion, Deer Hunter, Design Home, Tap Sports, Glu and Glu Mobile are trademarks of Glu Mobile Inc.

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